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                                                                   EXHIBIT 10(f)


                             BANKNORTH GROUP, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

                             ARTICLE ONE - GENERAL

        The purpose of this Banknorth Group, Inc. Supplemental Retirement Plan (this "Plan") is to attract and retain certain key employees of Banknorth Group, Inc. (the "Company") and its affiliates (the Company and its affiliates are collectively referred to as the "Group") by recognizing the past service of such key employees and providing supplemental retirement benefits as herein described. This Plan is made effective as of March 27, 2001 (the "Effective Date").

                           ARTICLE TWO - ADMINISTRATOR

        Subject to Article Ten below, the Plan shall be administered by the Company's Board of Directors (the "Board") or a committee thereof (the Board or such committee is hereinafter referred to as the "Administrator"). The Administrator shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Administrator shall be final conclusive and binding upon all Participants.

                          ARTICLE THREE - PARTICIPATION

        3.01 GENERAL. Any individual who, as of the Effective Date, is a Key Employee, as defined below, shall become a Participant on the Effective Date. Any individual who, after the Effective Date, becomes a Key Employee shall become a Participant on the date determined by guidelines established by the Administrator. For the purposes of this Plan the term "Key Employee" means an employee of any member


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of the Group whose position is designated at Level 20 or above and with respect to whom application of the formula set forth in Section (a) of Article 4.01 below would yield a positive dollar amount; provided, however, that neither the term Key Employee nor the term Participant shall include any employee of any member of the group who is entitled to supplemental retirement benefits under any Supplemental Retirement Agreement or other similar agreement between such employee and any member of the Group.

        3.02 TERMINATION; REEMPLOYMENT. A Participant shall cease to be a Participant upon termination of employment with the Group or otherwise ceasing to be a participant in the Pension Plan (defined below). A former Participant who recommences employment as a Key Executive (a "Former Participant") may recommence participation in the Plan only with the permission of and in accordance with guidelines determined by the Administrator. Without limiting the foregoing, in the case of any Former Participant who has received any payments under the Plan, the Administrator, in its discretion, may impose such conditions to subsequent participation (which may include adjustments to the SRA and suspension of benefits under the Plan during any period of subsequent participation) as the Administrator deems appropriate or necessary for the proper administration of the Plan; provided that the Administrator shall first notify the Former Participant of such conditions and offer the Former Participant the option of accepting the same and again becoming a Participant or declining his or her eligibility for subsequent participation.

                       ARTICLE FOUR - RETIREMENT BENEFITS

        4.01 GENERAL. Each Participant shall be entitled to a supplemental pension (the "SRA") in an amount equal to the excess, if any of:



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                (i) the benefit to which such Participant would be entitled under the Banknorth Group, Inc. Retirement Plan (known before May 10, 2000, as the Peoples Heritage Financial Group, Inc. Retirement Plan and hereinafter referred to as the "Pension Plan") stated in the form described in the first sentence of Section 3.2 of the Pension Plan (the "Normal Benefit") and commencing on the Executive's "Normal Retirement Date" as defined in the Pension Plan (the "NRD"), computed without regard to those provisions of the Pension Plan implementing the restrictions or limitations imposed by the provisions of
Section 1.16 of the Pension Plan following the first paragraph thereof or any other Pension Plan provision implementing the limitations set forth in Sections 401(a)(17), of the Internal Revenue Code of 1986, as amended (the "Code"), and without regard to Section 3.10 of the Pension Plan or any other Pension Plan provision implementing the limitations set forth in Section 415 of the Code (the "Hypothetical Unrestricted Benefit"); over

                (ii) the amount of the actual Normal Benefit payable to such Participant commencing on the NRD under the Pension Plan.

        4.02 CHANGE IN CONTROL. In the event of a "Change in Control" as defined in the Banknorth Group, Inc. Change in Control Protection Plan, as amended and in effect from time to time, the Hypothetical Unrestricted Benefit shall be calculated under Section 4.01 assuming the Pension Plan provided a fully vested benefit at all times (i.e., without any reduction in respect of amounts which might otherwise be forfeited by the Participant under the terms of the Pension
Plan).

        4.03 PAYMENT OF BENEFIT. Unless otherwise elected as described in this
Section 4.03, the SRA shall be paid in the form of a Normal Benefit commencing on



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the Participant's NRD. Participants may elect to receive the SRA (x) in any of the forms of benefit available under the Pension Plan (including any early retirement benefit to which the Participant is entitled under the Pension Plan), in which case the amount of payments under such alternate form shall be determined in accordance with the provisions of the Pension Plan controlling the determination of the amount of payments under such form under the Pension Plan or (y) in a lump sum payment (to be made within thirty (30) days after termination of employment) in amount equal to the Actuarial Equivalent (as defined in the Pension Plan) of the SRA determined in the manner prescribed for determining Actuarial Equivalents under the Pension Plan. Any election of an alternate form of benefit shall be made in the manner determined by the Administrator; provided that (i) except as provided in Section 4.4(b) of the Pension Plan, no such election may be made after the date on which benefit payments commence and (ii) no such election shall take effect before the date that is twelve months after the date the election is made, unless the Administrator, in its discretion, determines otherwise.

        4.04 BENEFICIARY. In the event of death of a Participant, SRA payments, if any, to be made after the date of death (as determined with reference to the benefit election, if any, in effect on the date of the Participant's death, "Remaining Payments") shall be made to his or her Beneficiary, as defined below, and in such case all references to "Participant" herein shall, where applicable, apply to the Beneficiary of the deceased Participant. The "Beneficiary" shall be the person, if any, entitled to receive benefits following the death of a Participant as provided under the Pension Plan. If no Beneficiary is designated, the designation is ineffective, or the Beneficiary dies, any then Remaining Payments shall be paid to the estate of the deceased Participant.



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        4.05 REFERENCES TO PENSION PLAN. In the event of any amendment, restatement or other modification of the Pension Plan (including any replacement of the Pension Plan), this Plan shall be deemed automatically amended to incorporate corresponding modifications to the extent necessary to correct any references to Sections of the Pension Plan herein and to preserve the intended meaning and import of such references. Without limiting the foregoing, the Administrator may at any time and from time to time amend or modify the Plan to the extent it deems necessary to address modifications or amendments to the Pension Plan.

                             ARTICLE FIVE-ASSIGNMENT

        No right to payment and of any amount under the Plan may be assigned, transferred, pledged or encumbered, nor shall any such right or other interest in amounts payable under the Plan be subject to any attachment, garnishment, execution or other legal process.

                             ARTICLE SIX-OTHER PLANS

        Nothing in the Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of any Participant to participate in and be covered by any pension, profit-sharing, group insurance, bonus or any other employee plan or plans which any member of the Group may have or hereafter have, except as otherwise expressly provided herein or in any such other plans.

                             ARTICLE SEVEN - FUNDING

        The Company, in its discretion, shall have the right at any time and from time to time to insure or otherwise provide for the obligations under the Plan (or to refrain from so insuring or making any such provision) and to determine the extent, nature and method



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of any such insurance or provision, including the establishment of one or more trusts. If the Company elects to insure its obligations under the Plan, in whole or in part, through the medium of insurance or annuities, or both, the Company, or a designated member of the Group shall be the owner and beneficiary of each such policy or annuity. At no time shall any Participant be deemed to have any right, title or interest in or to any specified asset or assets of any such trust or escrow arrangement, including, without limitation, any insurance, annuity or other contracts or any proceeds therefrom.

                        ARTICLE EIGHT - NO TRUST CREATED

        Nothing herein shall be deemed to create any trust or fiduciary relationship of any kind between any member of the Group and any Participant, Beneficiary or estate of any Participant.

                          ARTICLE NINE -REORGANIZATION

        The Company shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligation of the Company and the Group under the Plan. Upon the occurrence of any such merger, consolidation, reorganization, or sale, the term "the Company" as used in this Plan shall be deemed to refer to such successor, assignee, or survivor corporation firm or person.

                         ARTICLE TEN - CLAIMS PROCEDURE

        10.01 GENERAL. Any claim for benefits under the Plan ("Claim") shall be made by written notice (x) specifying in reasonable detail the basis for the Claim and proof of eligibility and (y) submitted to the Administrator within six months after the date on



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which such benefit is claimed to have been due. Within sixty (60) days after its receipt of a Claim, the Administrator shall respond to the Participant (or Beneficiary or estate in the case of a deceased Participant) submitting the Claim by written notice of its determination to approve or deny the same, which notice, in the case of any denial, shall further set forth in reasonable detail and in a manner calculated to be understood by the claimant the basis for denial, specific reference to the Plan provisions on which the denial is based, steps to be taken to have the denial reviewed and, if applicable, a description of any additional material needed to be provided by the claimant. The claimant may, in its discretion, elect to treat any failure of the Administrator to respond to a Claim within the time period set forth above as denial.

        10.02 REVIEW. If a Claim is denied, the claimant may obtain a review of the denial by written request for review (x) specifying in reasonable detail the basis for the claimant's determination that denial was erroneous and (y) submitted to the Administrator within sixty (60) days after the date of denial or deemed denial of the Claim pursuant to Section 10.01 above, as applicable. Within sixty days (60) following the Administrator's receipt of a request for review, the Administrator shall review the Claim (together with any supporting documents or other written materials reasonably related to the request and submitted therewith) and give the claimant written notice of its determination to approve or deny the same, which notice, in the case of any denial, shall further set forth in reasonable detail the basis for denial. Any action, determination or interpretation taken or made by the Administrator shall be conclusive and binding on all Participants and other persons and the Administrator shall have full discretion in carrying out its responsibilities under the Plan; provided, however, that in the event of a Change in



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Control (as defined in Section 4.02 above), the Administrator shall have no authority to change or reverse any determination made prior to the Change in Control and any determination of the Administrator made after the Change in Control shall be subject to de novo review in any challenge or appeal brought by or on behalf of any Participant.

               ARTICLE ELEVEN - AMENDMENT, SUSPENSION, TERMINATION

        The Board may at any time and from time to time amend, suspend or terminate the Plan or any Participant's participation therein; provided, however, that no amendment, suspension or termination may impair the rights of any Participant (or, in the case of a deceased Participant, his or her Beneficiary or estate) to receive benefits accrued prior to the effective date of such amendment, suspension or termination, and further provided that, on termination of the Plan or any Participant's participation, the Company may, in its discretion, elect to pay the entire unpaid balance of any Participant's accrued benefits in a single lump sum amount equal to the Actuarial Equivalent (as defined in the Retirement Plan) of such Participant's accrued benefits as of the date of such termination. The Administrator may amend the Plan, without Board approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the Administrator may not effect a change that would materially increase the cost of the Plan to the Company.

                  ARTICLE ELEVEN - GOVERNING LAW; SEVERABILITY

        This Plan shall be governed by and construed in accordance with the laws of the State of Maine without regard to its conflicts of laws principles. Each provision of this Plan is intended to be severable and the invalidity, illegality or unenforceability of any portion of this Plan shall not affect the validity, legality and enforceability of the remainder.



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                           ARTICLE TWELVE - EMPLOYMENT

        Nothing herein shall be deemed to confer on any Participant any right to continue in employment with the Company or any other member of the Group, or to interfere with or limit in any way the right of the Company or any other member of the Group to terminate such employment at any time. The benefits provided under this Plan are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase.

                         ARTICLE THIRTEEN - WITHHOLDING

        The Company shall be entitled to withhold from payment of benefits hereunder any federal, state or local withholding or other taxes, or charge from time to time required to be withheld. The Company shall be entitled to rely on the opinion or advice of its counsel in determining its withholding obligations.








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        IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the Effective Date.



                                              BANKNORTH GROUP, INC.


                                              By:
------------------------------                   -------------------------------
Witness                                       Name:
                                              Title:
















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